Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS EITHER (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, OR DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.

Execution Version

SUPPORT AGREEMENT

This Support Agreement (“Agreement”), dated as of May 4, 2025, is by and among Skechers U.S.A., Inc., a Delaware corporation (the “Company”) and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Beach Acquisition Co Parent, LLC, a Delaware limited liability company (“Parent”) and Beach Acquisition Merger Sub, Inc., a Delaware corporation and a Subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of the Company Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any Company RSUs, Company RSAs, Company PSAs or any other equity awards issued pursuant to the Company Equity Plans), such Stockholder’s “Covered Shares”; provided that, in the case of each Stockholder other than Robert Greenberg, Greenberg Family Trust and Skechers Voting Trust, “Covered Shares” shall, for the purposes of Sections 2, 3, 4 and 9 hereof, exclude any shares of Company Class B Common Stock which are Owned Shares or any additional shares of Class B Common Stock which such Stockholder acquires after record or beneficial ownership of after the date of this Agreement (other than, for the avoidance of doubt, shares acquired from Robert Greenberg, the Greenberg Family Trust or the Skechers Voting Trust, which shares shall be subject to all of the sections of this Agreement, including such sections);

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(b) “Permitted Transferee” means, (i) all holders of the Company’s Series B Common Stock outstanding immediately prior to the Company’s initial public offering of any class of its capital stock, (ii) any person that is an Affiliate (as defined in the Charter), spouse or descendant of any such holder, their estates or trusts for their benefit; provided, that (w) the Company is an Affiliate (as defined in the Charter) of such Permitted Transferee, (x) such Transfer is in accordance with applicable law, (y) such Stockholder is, and at all times has been, in compliance with this Agreement in all material respects, and (z) such Permitted Transferee, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Company, to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Stockholder and otherwise become a party for all purposes of this Agreement; provided, further, that, notwithstanding the foregoing, no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement with respect to any Covered Shares that continue to be beneficially owned by such Stockholder.

(c) “Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of the Company, (B) extends the Termination Date (as defined in the Merger Agreement) or (C) imposes any additional conditions that would reasonably be expected to prevent or impede the consummation of the Merger.

(d) A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, (ii) creates or permits to exist any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security, (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2. Transfer Restrictions. Other than to a Permitted Transferee, from the date of this Agreement until the Termination Date, each Stockholder agrees not to Transfer (or cause or permit the Transfer of) any of the Covered Shares, or enter into any agreement relating thereto, except with Parent’s prior written consent. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. In addition, from the date of this Agreement until the Termination Date, the Stockholder shall not convert any of the Covered Shares that are Class B common stock of the Company into shares of Class A common stock of the Company.

3. Agreement to Vote.

(a) From the date of this Agreement until the Termination Date, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement or the Merger Agreement, each Stockholder shall unconditionally and irrevocably vote, and shall cause or direct to be unconditionally and irrevocably voted, all of its Covered Shares against (A) any action or agreement that would be reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, including the Merger and (B) any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or impede the consummation of, the Merger Agreement, the Merger or any other transactions contemplated thereby.

(b) From the date of this Agreement until the Termination Date, if requested by Parent, each Stockholder shall execute and deliver to Parent a written consent with respect to the Covered Shares against the approval of any matter referenced in Section 3(a).

(c) Each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum and to vote on any matter contemplated by this Agreement. Each Stockholder shall vote all of its Covered Shares in accordance with this Section 3.

(d) Nothing in this Agreement, including this Section 3, shall limit or restrict any Stockholder, Affiliate or designee of any Stockholder who serves as a member of the Company Board in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of the Company and does not apply to, and shall not limit or affect in any manner, any such Stockholder, Affiliate or designee’s actions, judgments or decisions as a director of the Company.

4. Agreement to Elect Mixed Election Consideration. Promptly and in any event prior to the Election Deadline, each Stockholder, in respect of all of its Covered Shares, shall unconditionally, irrevocably and duly elect to receive the Mixed Election Consideration in the Merger pursuant to, and in accordance with, the terms and conditions of the Merger Agreement.

5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company as follows:

(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Enforceability Limitations. The execution and delivery of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, has been approved by the Company Board, including for purposes of Section 203 of the DGCL.

(b) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any Contract to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever upon any of the Covered Shares of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, in each case, other than consents or authorizations that have been duly obtained prior to the execution and delivery of this Agreement.

(c) Ownership of Covered Shares. Such Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. All such Stockholder’s Covered Shares are free and clear of any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever and no person has a right to acquire any of such securities. As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge of the applicable Stockholder, threatened against or otherwise affecting, such Stockholder or any of its or his or her properties or assets (including the Covered Shares) that would reasonably be expected to impair the ability of such Stockholder to perform its or his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6. Certain Restrictions.

(a) From the date of this Agreement until the Termination Date, each Stockholder hereby agrees that such Stockholder will not, will cause its Subsidiaries (if any) and its and their respective directors, officers and employees not to, and will not instruct, authorize or knowingly permit any of its other Representatives to, directly or indirectly, take any action that the Company would then be prohibited from taking under Section 5.3 (No Solicitation or Negotiation) of the Merger Agreement; provided that each Stockholder shall be entitled to take any action that the Company (i) is permitted to take or (ii) would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement; provided, that the foregoing shall not serve to limit or restrict any actions taken by the Stockholder in any capacity other than as stockholder of the Company.

(b) From the date of this Agreement until the Termination Date, each Stockholder will promptly (and, in any event, within 24 hours) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by such Stockholder or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, such Stockholder or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of the Merger Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Stockholder must keep Parent reasonably informed, on a prompt basis (and, in any event, within 24 hours) of any modification of the terms of any inquiry, offer or proposal (including any amendments thereto) and any changes and developments in the status of any discussions or negotiations. No Stockholder shall, directly or indirectly, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any respect.

(c) Prior to the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares or other voting interests with respect to the Company, such shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of shares held by such Stockholders shall be deemed amended accordingly, and such shares or voting interests shall automatically become subject to the terms of this Agreement.

(d) Prior to the Termination Date, no Stockholder shall enter into any voting agreement or voting trust with respect to any of its Covered Shares or grant a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(e) Each Stockholder hereby agrees not to commence or participate in, and to take all actions reasonably necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, the Merger Sub or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (ii) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

(f) On Parent’s request, each Stockholder agrees to deliver a letter to each financial intermediary or other person through which such Stockholder holds Covered Shares that informs such person of the Stockholder’s obligations under this Agreement and that directs such person to not act in disregard of such obligations without the prior written consent of Parent.

(g) Each Stockholder shall permit the Company or Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

7. Waiver of Appraisal Rights. Each Stockholder hereby (a) irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of the Covered Shares pursuant to applicable law or otherwise to dissent from the transactions contemplated by the Merger Agreement, including the Merger, and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, Merger Sub, Parent, or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging breach of fiduciary duty of any the Company Board in connection with the negotiation and entry into the Merger Agreement or any other agreement expressly contemplated thereby; provided, that this shall not be deemed a waiver of any rights of any Stockholder or any Permitted Transferee thereof for any breach of this Agreement or the Merger Agreement.

8. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of the Company held of record by such Stockholder (and that this Agreement places limits on the voting and transfer of).

10. Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, shall terminate and have no further force or effect as of the Termination Date; provided, that this Section 10 and Section 11 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement prior to such termination. For the avoidance of doubt, this Agreement shall not terminate upon a Company Board Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.

11. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio, except that (i) Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement if such assignee does not perform such obligations and (ii) each Stockholder may assign all of the rights, interests and obligations of such Stockholder under this Agreement to a Permitted Transferee, but no such assignment shall relieve such Stockholder of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(c) Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto and, if an entity, only by action taken or authorized by or on behalf of such party’s board of directors or equivalent body (or duly authorized committee thereof) and, in each case, only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.

(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof, and (ii) the right of specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, neither the Stockholder nor Parent would have entered into this Agreement or the Merger Agreement. It is explicitly agreed that Parent shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

If to the Stockholders, to the address for notice set forth on Schedule A hereto.

If to the Company, to:

Skechers U.S.A., Inc.

228 Manhattan Beach Boulevard

Manhattan Beach, CA 90266

Attention:	General Counsel
Email:	[***]

and with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Email:	sbarshay@paulweiss.com
lturano@paulweiss.com
dobadina@paulweiss.com
Attention:	Scott A. Barshay
Laura C. Turano
Dotun O. Obadina

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or email address through a notice given in accordance with this Section 11(e), except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 11(e) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 11(e).

(f) No Third Party Beneficiaries. Except with respect to the parties hereto (and their respective successors and permitted assigns) and any non-Contracting Party solely with respect to Section 11(p) hereof, this Agreement is not intended to, and will not, confer upon any person any rights (legal, equitable or otherwise) or remedies hereunder, whether as third-party beneficiaries or otherwise.

(g) Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction.

(h) Submission to Jurisdiction; Service of Process; Venue. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11(e) or in such other manner as may be permitted by applicable law, and nothing in this Section 11(h) will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent and each Stockholder agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(i) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(i).

(j) Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.

(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, the Merger Agreement and any exhibit, annex and schedule thereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

(l) Interpretation. Section 1.3 (Certain Interpretations) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

(n) Further Assurances. Subject to the terms and conditions of this Agreement, upon request of another party hereto, each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement.

(o) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(p) No Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement and the Persons expressly party to the Merger Agreement or party to any other Transaction Document (excluding the any agreement with respect to the Debt Financing, the Debt Commitment Letter, the Debt Financing Fee Letter or the Definitive Debt Financing Agreements) (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including (x) any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and (y) the Debt Financing Sources (each, the “Non-Recourse Party”), shall be subject to action, audits, investigations, examinations, inquiries or proceeding or otherwise have any liability, whether in law or in equity, whether in contract or in tort or otherwise, arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement, and without limiting the foregoing, no Non-Recourse Party shall be subject to any claim seeking equitable relief (including specific performance, injunctive relief, or rescission). This Section 11(p) shall survive any termination of this Agreement and is intended to be for the benefit of, and enforceable by, each Non-Recourse Party, whether or not a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SKECHERS U.S.A, INC.

By:	/s/ John Vandemore
Name:	John Vandemore
Title:	Chief Financial Officer

ROBERT GREENBERG

By:	/s/ Robert Greenberg
Name:	Robert Greenberg

THE GREENBERG FAMILY TRUST DATED MAY 3, 1988

By:	/s/ Robert Greenberg
Name: Title:	Robert Greenberg Trustee

SKECHERS VOTING TRUST DATED MARCH 2, 2016

By:	/s/ Robert Y Greenberg
Name: Title:	Robert Y Greenberg Trustee

MICHAEL GREENBERG

By:	/s/ Michael Greenberg
Name:	Michael Greenberg

[Signature Page to Support Agreement]

THE MICHAEL GREENBERG TRUST

By:	/s/ Michael Greenberg
Name: Title:	Michael Greenberg Trustee

JASON A GREENBERG 2010 TRUST DATED JUNE 29, 2010

By:	/s/ Jason A Greenberg
Name: Title:	Jason A Greenberg Trustee

BRAYDEN THOMAS GREENBERG 2018 IRREVOCABLE TRUST U/A/D MAY 3, 2018

By:	/s/ Jennifer Greenberg
Name: Title:	Jennifer Greenberg Trustee

CAMERON RAY GREENBERG 2020 IRREVOCABLE TRUST U/A/D JANUARY 20, 2020

By:	/s/ Jennifer Greenberg
Name: Title:	Jennifer Greenberg Trustee

[Signature Page to Support Agreement]

JEFFREY AND LORI GREENBERG FAMILY TRUST DATED SEPTEMBER 11, 2002

By:	/s/ Jeffrey Greenberg
Name: Title:	Jeffrey Greenberg Trustee

MAGGIE HAYES MESSER 2010 TRUST DATED FEBRUARY 4, 2010

By:	/s/ Jeffrey Greenberg
Name: Title:	Jeffrey Greenberg Trustee

THE FUTURE GREENBERG EXEMPT 2024 TRUST U/A/D APRIL 22, 2024

By:	/s/ Joshua Greenberg
Name: Title:	Joshua Greenberg Trustee

[Signature Page to Support Agreement]

JOSHUA A GREENBERG TRUST DATED DECEMBER 16, 2005

By:	/s/ Joshua Greenberg
Name: Title:	Joshua Greenberg Trustee

BRAYDEN GREENBERG GRANDCHILDS NON-EXEMPT TRUST U/A/D MAY 3, 2018

By:	/s/ Joshua A Greenberg
Name: Title:	Joshua A Greenberg Trustee

THE CAMERON GREENBERG GRANDCHILD’S TRUST U/A/D OCTOBER 17, 2019

By:	/s/ Joshua Adam Greenberg
Name: Title:	Joshua Adam Greenberg Trustee

[Signature Page to Support Agreement]

Schedule A

[Intentionally Omitted]

Schedule B

[Intentionally Omitted]